UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2009

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(f)

On February 12, 2009, Rentech, Inc. (the “Company”) paid its executive officers a cash amount equal to one-half of the proposed maximum bonuses that were approved by the Compensation Committee of the Board of Directors for fiscal year 2008.  Other compensation for fiscal year 2008 was previously reported by the Company in the Summary Compensation Table beginning on page 15 of Rentech’s Form 10-K/A, dated January 28, 2009 as filed with the Securities and Exchange Commission on January 28, 2009 (the “10-K/A”).  As of the filing of the 10-K/A the amount of proposed bonuses for executive officers was omitted from the 2008 Summary Compensation Table because the timing for payment had not been determined, but the Company expected to pay one-half of the proposed bonuses in cash in the second fiscal quarter of 2009.  An updated Summary Compensation Table reflecting the fiscal 2008 cash bonus paid to date is set forth below.

Summary Compensation Table

						Non-	Change in
						Equity	Pension
						Incentive	Value and
						Plan	Deferred	All Other
				Stock	Option	Compen-	Compen-	Compen-
		Salary	Bonus	Awards	Awards	Sation	sation	sation	Total
Name and Principal Position	Year	($)	($) (1)	($) (2)	($) (2)	($)	($)	($) (3)	($)
D. Hunt Ramsbottom, Chief Executive Officer	2008	$381,601	$206,500	$895,484	$204,536	—	—	$27,100	$1,715,221
I. Merrick Kerr, Chief Financial Officer (4)	2008	$261,210	—	$390,000	$49,089	—	—	$36,672	$736,971
Douglas M. Miller, Executive Vice President of Renewable Energy Businesses	2008	$312,874	$70,300	$658,834	$106,359	—	—	$38,699	$1,187,066
Richard T. Penning, Executive Vice President of Commercial Affairs	2008	$268,343	$47,675	$550,781	—	—	—	$37,821	$904,620
Colin M. Morris, General Counsel	2008	$210,757	$57,375	$258,163	$61,361	—	—	$28,847	$616,503

(1)
For fiscal 2008, the proposed maximum bonuses as a percentage of the target bonuses were as follows: for Mr. Ramsbottom 100% of his target bonus (up to $413,000), for Mr. Miller 80% of his target bonus (up to $140,600), for Mr. Penning 65% of his target bonus (up to $95,350), and for Mr. Morris 100% of his target bonus (up to $114,750). On February 12, 2009, we paid one-half of the proposed maximum bonuses related to fiscal 2008 in cash to the Company’s executive officers, which cash payments are reflected in the table above.  We expect to determine both the timing and form of any additional payments of the proposed maximum bonuses as we monitor the performance and projected cash available to the Company over the coming months.

(2)
Amounts reflect the amounts recognized for financial statement reporting purposes in fiscal year 2008, calculated in accordance with Statement of Financial Accounting Standards No. 123(R) Share-Based Payment (“SFAS No. 123(R)”). See Note 15-Accounting for Stock Based Compensation in Rentech’s 2008 Form 10-K, dated December 15, 2008 for an explanation of the valuation model assumptions used.

(3)
All Other Compensation includes 401(k) matching contributions of $0, $11,478, $11,599, $11,321 and $5,922 for Messrs. Ramsbottom, Kerr, Miller, Penning and Morris, respectively. All Other Compensation also includes perquisites valued at the aggregate incremental cost to Rentech consisting of car allowance along with financial and tax planning services paid by the Company.

(4)
As required by Item 402(A)(3) of Regulation S-K, the table includes all individuals who acted in the capacity of Principal Financial Officer during the last completed fiscal year. Mr. Kerr served in the position of CFO from October 2007 to July 2008 and Mr. Miller served as interim CFO from July 2008 through September 2008. Subsequent to fiscal year end, Mr. Cohrs was appointed as the CFO in October 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: February 19, 2009	By:	/s/ Dan J. Cohrs
Dan J. Cohrs
Executive Vice President and Chief Financial Officer

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